As filed with the Securities and Exchange Commission on February 20, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________________

REGIONAL MANAGEMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	979 Batesville Road, Suite B Greer, South Carolina 29651 (Address of principal executive offices, including zip code)	57-0847115 (I.R.S. Employer Identification Number)

REGIONAL MANAGEMENT CORP.

2024 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Catherine R. Atwood

Senior Vice President, General Counsel, and Secretary

Regional Management Corp.

979 Batesville Road, Suite B

Greer, South Carolina 29651

(864) 448-7000

(Name, address, and telephone number, including area code,

of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Regional Management Corp. (the “Company”) to register an additional 131,721 shares (the “Additional Shares”) of the common stock of the Company, which are securities of the same class and relate to the same employee benefit plan, the Regional Management Corp. 2024 Long-Term Incentive Plan (the “2024 Plan”), as those shares registered on the Company’s Forms S-8 (the “Prior Registration Statements”) previously filed with the Securities and Exchange Commission (the “Commission”) on: (i) May 16, 2024 (Registration No. 333-279462) and (ii) February 21, 2025 (Registration No. 333-285133), which are hereby incorporated by reference. The Additional Shares represent shares that were subject to awards granted under the 2024 Plan or the Regional Management Corp. 2015 Long-Term Incentive Plan (as amended and restated effective May 20, 2021) that were forfeited, cancelled, terminated, expired, or lapsed for any reason and are eligible for re-issuance or issuance under the 2024 Plan pursuant to the terms of the 2024 Plan. The Additional Shares were previously registered under the Prior Registration Statements and do not represent an increase in the total number of shares of the Company’s common stock that may be issued pursuant to the 2024 Plan. As permitted by the rules of the Commission, this Registration Statement consists of only those items required by General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Regional Management Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greer, State of South Carolina, on this 20th day of February, 2026.

REGIONAL MANAGEMENT CORP.

By: /s/ Lakhbir S. Lamba

Lakhbir S. Lamba

President and Chief Executive Officer

Each of the undersigned, being a director and/or officer of Regional Management Corp. (the “Company”), hereby nominates, constitutes, and appoints Lakhbir S. Lamba and Catherine R. Atwood, or any one of them severally, to be his/her true and lawful attorney-in-fact and agent and to sign in his/her name and on his/her behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the “Commission”) this Registration Statement on Form S-8 (the “Registration Statement”) or other appropriate form, and to file any and all amendments, including post-effective amendments, exhibits, and other documents and instruments in connection therewith, to this Registration Statement, making such changes to this Registration Statement as such attorney-in-fact and agent deems appropriate, and generally to do all such things on his/her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and all requirements of the Commission.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of February 20, 2026.

/s/ Lakhbir S. Lamba Name: Lakhbir S. Lamba	/s/ Harpreet Rana Name: Harpreet Rana
Title: President and Chief Executive Officer and Director (principal executive officer)	Title: Executive Vice President and Chief Financial and Administrative Officer (principal financial officer)

/s/ Steven B. Barnette Name: Steven B. Barnette Title: Vice President and Chief Accounting Officer (principal accounting officer)	/s/ Carlos Palomares Name: Carlos Palomares Title: Chair of the Board of Directors

/s/ Julie Booth ______ Name: Julie Booth Title: Director	/s/ Jonathan D. Brown Name: Jonathan D. Brown Title: Director

/s/ Roel C. Campos Name: Roel C. Campos Title: Director	/s/ Maria Contreras-Sweet Name: Maria Contreras-Sweet Title: Director
/s/ Michael R. Dunn Name: Michael R. Dunn Title: Director	/s/ Steven J. Freiberg Name: Steven J. Freiberg Title: Director

/s/ Sandra K. Johnson Name: Sandra K. Johnson Title: Director

EXHIBIT INDEX

Exhibit No.	Description
5.1*	Opinion of Womble Bond Dickinson (US) LLP, as to the legality of the common stock being registered.
23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of Womble Bond Dickinson (US) LLP (included in Exhibit 5.1).
24*	Powers of Attorney (included on the signature page).
99	Regional Management Corp. 2024 Long-Term Incentive Plan, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 20, 2024.
107*	Filing Fee Table.

______________________

*Filed herewith.